UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

SOC TELEMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39160	83-1905538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Business Center Drive, Suite 100

Reston, Virginia 20190

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 483-9690

Healthcare Merger Corp.

623 Fifth Avenue, 14th Floor

New York, NY 10022

Telephone: (646) 975-6581

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	TLMD	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TLMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 30, 2020 (the “Closing Date”), SOC Telemed, Inc., a Delaware corporation (formerly named Healthcare Merger Corp.) (the “Company”), consummated the previously announced transactions (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated July 29, 2020 (the “Merger Agreement”), by and among the Company, Sabre Merger Sub I, Inc. (“First Merger Sub”), a wholly owned subsidiary of the Company, Sabre Merger Sub II, LLC (“Second Merger Sub”), a wholly owned subsidiary of the Company, and Specialists On Call, Inc. (“Legacy SOC Telemed”).

As a result of the Business Combination and the other transactions contemplated by the Merger Agreement, First Merger Sub merged with and into Legacy SOC Telemed, with Legacy SOC Telemed being the surviving corporation, immediately followed by Legacy SOC Telemed merging with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of the Company (the “Mergers”).

In connection with the consummation of the Business Combination (the “Closing”), the registrant changed its name from Healthcare Merger Corp. to SOC Telemed, Inc.

Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the definitive proxy statement/definitive consent solicitation statement/final prospectus dated October 14, 2020 (the “Proxy Statement”), and filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 15, 2020.

Item 1.01	Entry Into A Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Company, HCMC Sponsor LLC (the “Sponsor”) and SOC Holdings LLC entered into an Amended and Restated Registration Rights Agreement, dated as of October 30, 2020 (the “Amended and Restated Registration Rights Agreement”). Under the Amended and Restated Registration Rights Agreement, the Company is obligated to file a registration statement to register the resale of up to approximately 39.0 million shares of the Company’s Class A common stock held by the Sponsor and SOC Holdings LLC in addition to the private placement warrants held by the Sponsor and the up to 350,000 shares of the Company’s Class A common stock issuable upon the exercise of the private placement warrants. In addition, pursuant to the terms of the Amended and Restated Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Sponsor and SOC Holdings LLC and their respective permitted transferees may demand at any time or from time to time, that the Company file a registration statement on Form S-1, or any similar long-form registration statement, or, if available, on Form S-3, to register the shares of the Company’s Class A common stock, including the private placement warrants and shares of Class A common stock issuable upon exercise of the private placement warrants, held by such stockholders. The Amended and Restated Registration Rights Agreement also provides “piggy-back” registration rights to such stockholders, subject to certain requirements and customary conditions. The Amended and Restated Registration Rights Agreement further provides that the founder shares of the Company’s Class A common stock held by the Sponsor or its permitted transferees will be locked-up for certain time periods ranging from between 30 days after the Closing for the private placement shares to one year after the Closing for the founder shares, subject to certain exceptions.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Investor Rights Agreement

In connection with the Closing, the Company and SOC Holdings LLC entered into an Investor Rights Agreement, dated as of October 30, 2020 (the “Investor Rights Agreement”), pursuant to which, (a) for so long as SOC Holdings LLC, an entity affiliated with Warburg Pincus, holds at least fifty percent (50%) of the outstanding shares of the Company’s Class A common stock, it will have the right to designate up to five (5) directors for election to the Company’s board of directors (the “Board”), and the size of the Board will be set at nine (9) directors, (b) for so long as SOC Holdings LLC holds at least thirty-five percent (35%) but less than fifty percent (50%) of the outstanding shares of the Company’s Class A common stock, it will have the right to designate up to three (3) directors for election to the Board, and the size of the Board will be set at nine (9) directors, (c) for so long as SOC Holdings LLC holds at least fifteen percent (15%) but less than thirty-five percent (35%) of the outstanding shares of the Company’s Class A common stock, it will have the right to designate up to two (2) directors for election to the Board, and the size of the Board will be set at seven (7) directors and (d) for so long as SOC Holdings LLC holds at least five percent (5%) but less than fifteen percent (15%) of the outstanding shares of the Company’s Class A common stock, it will have the right to designate one (1) director for election to the Board, and the size of the Board will be set at seven (7) directors. Pursuant to the Investor Rights Agreement, the Company will take all necessary and desirable actions within its control such that, as of the effective time of the consummation of the Mergers and from time to time, the size of the Board will be set at either seven (7) directors or nine (9) directors (in accordance with the terms above), unless the Board takes authorized action to increase the size of the Board and SOC Holdings LLC approves such action. Thomas J. Carella and Amr Kronfol, each a Managing Director of Warburg Pincus, are members of the Board and are deemed to be director designees of SOC Holdings LLC.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers.

The foregoing description of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01. The material terms and conditions of the Merger Agreement are described in the Proxy Statement in the section entitled “The Business Combination and The Merger Agreement—The Merger Agreement,” which is incorporated herein by reference.

The Business Combination was approved by the Company’s stockholders at a special meeting of the Company’s stockholders held on October 30, 2020 (the “Special Meeting”). On October 30, 2020, the parties to the Merger Agreement consummated the Transactions.

Prior to and in connection with the Special Meeting, holders of 18,606,033 shares of the Company’s Class A common stock sold in its initial public offering (“public shares”) exercised their right to redeem those shares for cash at a price of $10.06 per share, for an aggregate of approximately $187.2 million. The per share redemption price of $10.06 for public stockholders electing redemption was paid out of the Company’s Trust Account, which after taking into account the redemptions, had a balance immediately prior to the Closing of approximately $64.3 million. In addition, approximately $0.3 million remained in the Company’s operating account immediately prior to the Closing and approximately $168.0 million in proceeds from the PIPE Investment, as described in Item 3.02 below, remained in escrow immediately prior to the Closing, which, together with the approximately $3.3 million of cash of Legacy SOC Telemed, was used to pay the approximately $75.1 million cash component of the Merger Consideration to former stockholders, vested optionholders and warrantholders of Legacy SOC Telemed in connection with the Closing.

Immediately after giving effect to the Transactions (including as a result of the redemptions described above, the conversion of 4,375,000 outstanding founder shares into shares of Class A common stock on a one-for-one basis, the forfeiture by Sponsor of 1,875,000 Sponsor Contingent Closing Shares, the issuance of 16,800,000 shares of Class A common stock in the PIPE Investment as described in Item 3.02 below and the issuance of 48,504,895 shares of Class A common stock to pay the stock component of the Merger Consideration to former stockholders, vested optionholders and warrantholders of Legacy SOC Telemed in connection with the Closing), there were 76,773,862 shares of Class A common stock issued and outstanding and warrants to purchase 12,850,000 shares of Class A common stock of the Company issued and outstanding. Upon the Closing, the Company’s Class A common stock and public warrants began trading on The Nasdaq Stock Market (“Nasdaq”) under the symbols “TLMD” and “TLMDW,” respectively, and the Company’s public units automatically separated into their component securities and, as a result, no longer trade as a separate security and were delisted from Nasdaq.

On October 30, 2020, the Company issued a press release announcing the Closing. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Current Report on Form 8-K, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the Combined Company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities and the effects of regulation. These forward-looking statements are based on the Company’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions (or the negative versions of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report on Form 8-K and in any document incorporated by reference in this Current Report on Form 8-K may include, for example, statements about:

●	the Company’s ability to maintain the listing of its Class A common stock on Nasdaq following the Business Combination;

●	the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to manage its growth and maintain relationships with clients and providers following the Closing;

●	the Company’s expansion plans and opportunities;

●	the Company’s expectations regarding future expenditures;

●	the Company’s future mix of revenues and effect on gross margins;

●	the Company’s ability to raise capital in the future;

●	the Company’s ability to attract and retain qualified employees and key personnel;

●	intense competition and competitive pressures from other companies in the industry in which the Company operates;

●	changes in applicable laws or regulations;

●	the outcome of any known and unknown litigation and regulatory proceedings;

●	market conditions and global and economic factors beyond the Company’s control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel; and

●	other factors detailed under the section entitled “Risk Factors” of the Proxy Statement and incorporated herein by reference.

The forward-looking statements contained in this Current Report on Form 8-K and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond the Company’s control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Proxy Statement in the section entitled “Risk Factors,” which is incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement in the section entitled “Information About SOC Telemed” and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement in the section entitled “Risk Factors” and are incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company. Reference is further made to the disclosure contained in the Proxy Statement in the sections entitled “Selected Historical Financial Data of SOC Telemed” and “SOC Telemed Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

In addition, the following information regarding the selected historical financial data of Legacy SOC Telemed has been updated since the filing of the Proxy Statement:

SELECTED HISTORICAL FINANCIAL DATA OF LEGACY SOC TELEMED

The following table sets forth selected historical financial data of Legacy SOC Telemed for the periods and as of the dates indicated. The selected historical financial data of Legacy SOC Telemed as of and for the years ended December 31, 2019 and 2018 was derived from the audited historical consolidated financial statements of Legacy SOC Telemed included in the Proxy Statement beginning on page F-20, which are incorporated herein by reference. The selected historical interim financial data of Legacy SOC Telemed as of June 30, 2020, and for the six months ended June 30, 2020 and 2019 was derived from the unaudited condensed consolidated financial statements of Legacy SOC Telemed included in the Proxy Statement beginning on page F-2, which are incorporated herein by reference, and have been prepared on a consistent basis as the audited consolidated financial statements. In the opinion of management, the interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the financial information in those statements.

The following selected historical financial data should be read together with the consolidated financial statements and accompanying notes referred to above and the disclosure contained in the Proxy Statement in the section entitled “SOC Telemed Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The selected historical financial data in this section is not intended to replace Legacy SOC Telemed’s consolidated financial statements and the related notes. Legacy SOC Telemed’s historical results are not necessarily indicative of the results that may be expected in the future, and Legacy SOC Telemed’s results as of and for the six months ended June 30, 2020, are not necessarily indicative of the results that may be expected for the year ending December 31, 2020, or any other period. Share and per share data in the table below has been retroactively adjusted to reflect the two and four hundred eighty-eight thousandths-for-one (2.488-for-1) stock conversion effective upon the Business Combination of Legacy SOC Telemed and Healthcare Merger Corp. on October 30, 2020. Net loss per share amounts may not recalculate due to rounding.

	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018
	(in thousands, except shares and per share amounts)
Consolidated Statement of Operations Data:
Revenues	$28,361	$32,563	$66,200	$53,712
Cost of revenues	19,743	20,398	40,213	30,829
Total operating expenses	18,274	16,217	34,076	35,045
Loss from operations	(9,656)	(4,052)	(8,089)	(12,162)
Other income (expense)	(105)	-	163	(55)
Interest expense	(5,616)	(4,845)	(10,308)	(7,607)
Loss before income taxes	(15,377)	(8,897)	(18,234)	(19,824)
Income tax (expense) benefit	(3)	(2)	(8)	1,760
Net loss	$(15,380)	$(8,899)	$(18,242)	$(18,064)
Net loss per share attributable to common stockholders – basic and diluted(1)	$(0.55)	$(0.34)	$(0.70)	$(0.65)
Weighted-average shares used to compute net loss per share attributable to common stockholders – basic and diluted(1)	34,118,582	33,999,393	34,007,909	33,922,778

(1)	See Note 19 to Legacy SOC Telemed’s consolidated financial statements for an explanation of the method used to calculate basic and diluted net loss per share attributable to common stockholders.

	As of June 30,	As of December 31,
	2020	2019	2018
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents (from Variable interest entities $3,661, $3,509 and $2,680, respectively)	$5,057	$4,541	$3,989
Total assets	50,034	49,994	47,729
Long-term debt, net of unamortized discount and debt issuance costs	79,376	77,140	60,184
Total liabilities	92,260	88,025	72,415
Total stockholders’ deficit	(118,589)	(99,938)	(77,281)

Properties

The facilities of the Company are described in the Proxy Statement in the section entitled “Information About SOC Telemed—Facilities” and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of Class A common stock of the Company upon the Closing by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Class A common stock of the Company upon the Closing;

●	each of the Company’s executive officers and directors; and

●	all executive officers and directors of the Company as a group upon the Closing.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Class A common stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of its Class A common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of the Closing Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The percentage ownership of Class A common stock is based on 76,773,862 shares of Class A common stock of the Company outstanding as of the Closing Date.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Class A common stock of the Company beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SOC Telemed, Inc., 1768 Business Center Drive, Suite 100, Reston, Virginia 20190.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number (#)	Percent (%)
Greater than 5% Stockholders:
HCMC Sponsor LLC(1)	5,425,000	7.0%
SOC Holdings LLC(2)	33,874,965	44.1%
Executive Officers and Directors:
John W. Kalix	—	*
Hai Tran	458,066	*
R. Jason Hallock	—	*
Sean Banerjee(3)	153,256	*
Steven J. Shulman(1)	5,425,000	7.0%
Dr. Bobbie Byrne	—	*
Thomas J. Carella	32,204	*
Joseph P. Greskoviak	—	*
Amr Kronfol	42,939	*
Anne M. McGeorge	—	*
All executive officers and directors as a group (11 individuals)(4)	6,111,465	7.9%

*	Represents beneficial ownership of less than one percent.
(1)	Interests shown include (i) 2,500,000 founder shares, (ii) 1,875,000 Sponsor Earnout Shares, (iii) 700,000 private placement shares and (iv) 350,000 shares underlying private placement warrants that will become exercisable on December 17, 2020, in each case held by HCMC Sponsor LLC. Steven J. Shulman, the Chairman of the Board of the Company, and Charles J. Ditkoff are the managing members of HCMC Sponsor LLC with voting and investment discretion of the securities held by HCMC Sponsor LLC and accordingly may deemed to have beneficial ownership of securities held by HCMC Sponsor LLC. Each of Mr. Shulman and Mr. Ditkoff disclaims any ownership of securities reported herein other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of HCMC Sponsor LLC is c/o 623 Fifth Avenue, 14th Floor, New York, New York 10022.

(2)	SOC Holdings LLC is controlled by WPXI Finance, LP (“WPXIF”) and Warburg Pincus XI Partners, L.P. (“WPXI Partners”). WPXIF is a subsidiary of Warburg Pincus Private Equity XI, L.P. (“WPXI”). WPXI Partners and WPXI are collectively referred to as the “WPXI Funds.” WPXI GP, L.P. (“WPXIF GP”) is the managing general partner of WPXIF. WPXI is the general partner of WPXIF GP. Warburg Pincus XI, L.P. (“WP XI GP”) is the general partner of each of WPXI and WPXI Partners. WP Global LLC (“WP Global”) is the general partner of WP XI GP. Warburg Pincus Partners II, L.P. (“WPP II”) is the managing member of WP Global. Warburg Pincus Partners GP LLC (“WPP GP LLC”) is the general partner of WPP II. Warburg Pincus & Co. (“WP”) is the managing member of WPP GP LLC. Warburg Pincus LLC (“WP LLC”) is the manager of the WPXI Funds. Investment and voting decisions with respect to the shares held by SOC Holdings LLC are made by a committee comprised of three or more individuals and all members of such committee disclaim beneficial ownership of the shares. The business address of SOC Holdings LLC and the Warburg Pincus entities is c/o 450 Lexington Avenue, New York, New York 10017. Thomas J. Carella and Amr Kronfol, each a Managing Director of Warburg Pincus, are members of the Company’s board of directors, and neither has voting or dispositive power with respect to any of the shares held by SOC Holdings LLC and each disclaims beneficial ownership of such shares except to the extent of his respective pecuniary interest therein. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their pecuniary interest therein.
(3)	Represents (i) 147,786 shares and (ii) 5,470 shares issuable pursuant to stock options exercisable within 60 days of the Closing Date.
(4)	Interests shown include (i) 5,755,995 shares held by the Company’s executive officers, directors and affiliated entities, (ii) 350,000 shares underlying the private placement warrants held by HCMC Sponsor LLC that will become exercisable on December 17, 2020, and (iii) 5,470 shares issuable pursuant to stock options exercisable within 60 days of the Closing Date.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing are described in the Proxy Statement in the section entitled “Management After the Business Combination” and that information is incorporated herein by reference.

Board Composition

As previously disclosed, at the Special Meeting, on October 30, 2020, Steven J. Shulman, John W. Kalix, Dr. Bobbie Byrne, Thomas J. Carella, Joseph P. Greskoviak, Amr Kronfol and Anne M. McGeorge were elected by the Company’s stockholders to serve as directors effective immediately upon the Closing.

Upon the Closing, the size of the Company’s Board of Directors (the “Board”) was increased from five members to seven members. Effective as of the Closing, John W. Kalix, Dr. Bobbie Byrne, Thomas J. Carella, Joseph P. Greskoviak, Amr Kronfol and Anne M. McGeorge were appointed to serve as directors of the Company, and Charles J. Ditkoff, James C. Cowles, David H. Glaser and Rick Matros resigned as directors of the Company. Steven J. Shulman is continuing to serve as a director of the Company. In addition, Mr. Shulman and Mr. Greskoviak were appointed to serve as Class I directors, with terms expiring at the Company’s first annual meeting of stockholders following the Closing; Dr. Byrne and Ms. McGeorge were appointed to serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the Closing; and Mr. Carella, Mr. Kalix and Mr. Kronfol were appointed to serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing. Biographical information for these individuals is set forth in the Proxy Statement in the section entitled “Management After the Business Combination,” which information is incorporated herein by reference.

Director Independence

The Company’s Board has determined that Mr. Shulman, Dr. Byrne, Mr. Carella, Mr. Greskoviak, Mr. Kronfol and Ms. McGeorge are independent as defined under the listing standards of Nasdaq.

Committees of the Board of Directors

Effective upon the Closing, the standing committees of the Company’s Board consist of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Upon the Closing, the Board appointed Dr. Byrne, Mr. Greskoviak and Ms. McGeorge to serve on the Audit Committee, with Ms. McGeorge serving as chairperson and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. The Board appointed Mr. Shulman, Mr. Carella and Mr. Kronfol to serve on the Compensation Committee, with Mr. Shulman serving as chairperson. The Board appointed Mr. Shulman, Mr. Carella and Mr. Kronfol to serve on the Nominating and Corporate Governance Committee, with Mr. Shulman serving as chairperson.

Executive Officers

Effective as of the Closing, each of Steven J. Shulman, Charles J. Ditkoff and Dennis M. Conroy respectively resigned as the Chief Executive Officer, President, and Chief Financial Officer of the Company. Effective as of the Closing, the Board appointed John W. Kalix to serve as Chief Executive Officer, Hai Tran to serve as Chief Financial Officer and Chief Operating Officer, R. Jason Hallock to serve as Chief Medical Officer, Sean Banerjee to serve as Chief Technology Officer, and Eunice P. Kim to serve as General Counsel and Corporate Secretary. Except as set forth below, biographical information for these individuals is set forth in the Proxy Statement in the section entitled “Management After the Business Combination,” which information is incorporated herein by reference.

Eunice P. Kim has served as SOC Telemed’s General Counsel and Corporate Secretary since October 2020. Prior to joining SOC Telemed, from 2004 to June 2020, Ms. Kim served in a variety of roles at NortonLifeLock Inc. (formerly known as Symantec Corporation), a cybersecurity software company, including most recently as Vice President, Legal and Assistant Secretary from August 2016 to June 2020. Prior to joining Symantec Corporation, she was an associate at Coudert Brothers LLP, a global law firm. Ms. Kim holds a B.A. in English and biochemistry from Smith College and a J.D. from Boston College Law School.

Director Compensation

In connection with the Closing, the Board approved the Company’s Director Compensation Policy (the “Director Compensation Policy”), pursuant to which each member of the Board who is not an employee of the Company (each such member, an “Outside Director”) will be compensated for his or her Board service. In accordance with the Director Compensation Policy, each Outside Director will receive an annual cash retainer equal to $40,000 and any Outside Director serving as (i) the lead independent director of the Board, if any, will receive an additional annual cash retainer equal to $15,000, (ii) the chairperson of the Audit Committee, who is currently Anne M. McGeorge, will receive an additional annual cash retainer equal to $20,000, (iii) a member of the Audit Committee (other than the chairperson) will receive an additional annual cash retainer equal to $10,000, (iv) the chairperson of the Compensation Committee, who is currently Steven J. Shulman, will receive an additional annual cash retainer equal to $10,000, (v) a member of the Compensation Committee (other than the chairperson) will receive an additional annual cash retainer equal to $5,000, (vi) the chairperson of the Nominating and Corporate Governance Committee, who is currently Steven J. Shulman, will receive an additional annual cash retainer equal to $7,500, and (vii) a member of the Nominating and Corporate Governance Committee (other than the chairperson) will receive an additional annual cash retainer of $3,750, in each case, payable on a quarterly basis in arrears.

After each annual meeting of the Company’s stockholders, each continuing Outside Director and each new Outside Director who commenced service at least six months before such annual meeting (or, with respect to the first annual meeting following the Closing Date, who commenced service prior to December 31, 2020) will be granted an award of restricted stock units under the 2020 Plan having an RSU Value (as defined in the Director Compensation Policy) of $150,000, which award will vest in equal monthly installments over the 12-month period following the grant date, subject to the Outside Director’s continued service as a member of the Board through each such vesting date.

In addition, each Outside Director who serves on the Board on the Closing Date or who is initially elected or appointed to the Board after the Closing Date will be automatically granted, on the first practicable date following such Outside Director’s initial election or appointment, pursuant to the 2020 Plan, an award of restricted stock units having an RSU Value equal to $300,000, which award will vest in equal annual installments over the three-year period following the grant date, subject to the Outside Director’s continued service as a member of the Board through each such vesting date.

While the Company currently expects to provide its Outside Directors with cash and equity compensation consistent with the Director Compensation Policy, the Company also currently expects to review its Outside Director cash and equity compensation policies from time to time and such policies may be subject to change.

The foregoing description of the Director Compensation Policy is qualified in its entirety by the full text of the Director Compensation Policy, a copy of which is attached hereto as Exhibit 10.9 and incorporated herein by reference.

Executive Compensation

The compensation of the Company’s executive officers is described in the Proxy Statement in the section entitled “Management After the Business Combination” and that information is incorporated herein by reference. In addition, the following information regarding the compensation of the Company’s executive officers has been updated since the filing of the Proxy Statement:

The information with respect to Mr. Tran under Item 5.02 of the Company’s Current Report on Form 8-K filed on October 26, 2020, is incorporated herein by reference.

In connection with the Closing, Legacy SOC Telemed and Dr. Hallock entered into an agreement by which Dr. Hallock waived his rights to stock options that Legacy SOC Telemed had communicated its intent to grant Dr. Hallock prior to the Business Combination in exchange for (a) a cash payment equal to the aggregate spread that would have existed under such options, had they been granted as contemplated and to the extent they would have been vested as of the Closing Date, and (b) a forthcoming issuance to Dr. Hallock of a mix of time- and performance-based restricted stock units pursuant to the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) with a target value equal to $1,500,000, subject to Dr. Hallock’s continued service on each applicable vesting date.

The information with respect to Mr. Banerjee set forth in Item 5.02 of this Current Report on Form 8-K under the section entitled “Sean Banerjee Side Letter” is incorporated herein by reference.

Pursuant to an offer letter entered into between Legacy SOC Telemed and Ms. Kim, as amended and restated on October 23, 2020, Ms. Kim serves as an at-will employee with an annual base salary of $300,000 and an annual target cash incentive bonus of 50% of her annual base salary payable upon achievement of certain operational performance objectives determined by the Board or Compensation Committee. Ms. Kim’s offer letter also describes a forthcoming issuance of a mix of time- and performance-based restricted stock units pursuant to the 2020 Plan with a target value equal to $1,500,000, subject to Ms. Kim’s continued service on each applicable vesting date.

Certain Relationships and Related Transactions

The certain relationships and related person transactions of the Company are described in the Proxy Statement/Prospectus in the section entitled “Certain SOC Telemed Relationships and Related Person Transactions” and are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings of the Company in the section of the Proxy Statement entitled “Information About SOC Telemed—Legal Proceedings” and is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Closing, the Company’s publicly traded units, Class A common stock and public warrants were listed on Nasdaq under the symbols “HCCOU,” “HCCO” and “HCCOW,” respectively. Upon the Closing, the Class A common stock and public warrants were listed on Nasdaq under the symbols “TLMD” and “TLMDW,” respectively. The Company’s publicly traded units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from Nasdaq.

The Company has not paid any cash dividends on shares of its Class A common stock to date. The payment of any cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Proxy Statement in the section entitled “Description of Securities” and is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement in the section entitled “Management After the Business Combination—Limitations on Liability and Indemnification of Directors and Officers,” which information is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial statements of the Company. Reference is further made to the disclosure contained in the Proxy Statement in the section entitled “SOC Telemed Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, in connection with the execution of the Merger Agreement, the Company entered into subscription agreements, each dated July 29, 2020 (the “Subscription Agreements”), with certain investors pursuant to which the investors agreed to purchase an aggregate of 16,500,000 shares of Class A common stock in a private placement for an aggregate purchase price of $165.0 million (the “PIPE Investment”). Also as previously disclosed, on October 22, 2020, and October 23, 2020, the Company entered into Subscription Agreements with additional investors pursuant to which the investors agreed to purchase an aggregate of 300,000 shares of Class A common stock in a private placement for an aggregate purchase price of $3.0 million, increasing the aggregate PIPE Investment to $168.0 million. The PIPE Investment was consummated concurrently with the Closing. The shares of Class A common stock issued in the PIPE Investment have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On October 30, 2020, the Audit Committee of the Board dismissed Marcum LLP (“Marcum”), Healthcare Merger Corp.'s independent registered public accounting firm prior to the Business Combination, effective following the completion of the Company’s review of the quarter ended September 30, 2020, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, Healthcare Merger Corp.

The report of Marcum on Healthcare Merger Corp.’s financial statements as of December 31, 2019, and for the period from September 19, 2019 (inception) through December 31, 2019, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from September 19, 2019 (inception) through December 31, 2019, and the subsequent interim period through October 30, 2020, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum’s engagement and the subsequent interim period through October 30, 2020.

The Company provided Marcum with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K and requested that Marcum furnish a letter addressed to the SEC stating, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

On October 30, 2020, the Audit Committee of the Board approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2020. PwC served as the independent registered public accounting firm of Legacy SOC Telemed prior to the Business Combination.

During the period from September 19, 2019 (inception) through December 31, 2019, and the subsequent interim period through October 30, 2020, neither the Company nor anyone on the Company’s behalf consulted with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth in the “Introductory Note” above and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K under the sections entitled “Directors and Executive Officers,” “Director Compensation” and “Executive Compensation” is incorporated herein by reference.

2020 Equity Incentive Plan

As previously disclosed, at the Special Meeting, on October 30, 2020, the stockholders of the Company considered and approved the 2020 Plan and reserved 9,707,040 shares of Class A common stock for issuance thereunder. The 2020 Plan was previously approved, subject to stockholder approval, by the Board on October 8, 2020. The 2020 Plan became effective immediately upon the Closing.

A description of the 2020 Plan is included in the Proxy Statement in the section entitled “Proposal No. 10—Approval of the 2020 Equity Incentive Plan Proposal,” which is incorporated herein by reference. The foregoing description of the 2020 Plan is qualified in its entirety by the full text of the 2020 Plan and the related forms of award agreements under the 2020 Plan, copies of which are attached hereto as Exhibit 10.10 and Exhibits 10.10.1 and 10.10.2, respectively, and incorporated herein by reference.

2020 Employee Stock Purchase Plan

As previously disclosed, at the Special Meeting, on October 30, 2020, the stockholders of the Company considered and approved the Company’s 2020 Employee Stock Purchase Plan (the “ESPP”) and reserved 1,764,916 shares of Class A common stock for issuance thereunder. The ESPP was previously approved, subject to stockholder approval, by the Board on October 8, 2020. The ESPP became effective immediately upon the Closing.

A description of the ESPP is included in the Proxy Statement in the section entitled “Proposal No. 11—Approval of the 2020 Employee Stock Purchase Plan Proposal,” which is incorporated herein by reference. The foregoing description of the ESPP is qualified in its entirety by the full text of the ESPP, a copy of which is attached hereto as Exhibit 10.12 and incorporated herein by reference.

Executive Incentive Bonus Plan

On October 30, 2020, the Board considered and approved the Executive Incentive Bonus Plan (the “Bonus Plan”), an annual cash bonus plan that became effective on the Closing Date. The purpose of the Bonus Plan is to motivate and reward eligible officers and employees for their contributions toward the achievement of certain performance goals of the Company. The Bonus Plan will be administered by the Compensation Committee of the Board, or such other committee as may be designated by the Board from time to time. Awards under the Bonus Plan may be subject to cash bonus targets and/or corporate performance metrics for a specific performance period or fiscal year pursuant to the terms of the Bonus Plan. Unless otherwise determined by the plan administrator, participants must be actively employed and in good standing with the Company on the date the award is paid. The plan administrator may terminate the Bonus Plan at any time, provided such termination shall not affect the payment of any awards accrued under the Bonus Plan prior to the date of the termination.

The foregoing description of the Bonus Plan is qualified in its entirety by the full text of the Bonus Plan, a copy of which is attached hereto as Exhibit 10.13 and incorporated herein by reference.

Sean Banerjee Side Letter

Legacy SOC Telemed and Sean Banerjee entered into a side letter dated as of October 23, 2020, pursuant to which, contingent upon the occurrence of the Closing, Legacy SOC Telemed increased Mr. Banerjee’s base salary to $320,000 and 2021 target bonus opportunity to 50% of his base salary, and described a forthcoming issuance of a mix of time- and performance-based restricted stock units pursuant to the 2020 Plan with a target value equal to $1,500,000, subject to Mr. Banerjee’s continued service on each applicable vesting date.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Charter

On the Closing Date, in connection with the Closing, the Company filed the Second Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) with the Secretary of State of the State of Delaware. The material terms of the Amended and Restated Charter and the general effect upon the rights of holders of the Company’s capital stock are described in the sections of the Proxy Statement entitled “Proposals No. 2 through 8—The Charter Proposals” and “Description of Securities—Certain Anti-Takeover Provisions of Delaware Law, HCMC’s Certificate of Incorporation and Bylaws,” which information is incorporated herein by reference. A copy of the Amended and Restated Charter is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Amended and Restated Bylaws

On the Closing Date, in connection with the Closing, the Company’s by-laws were amended and restated to be consistent with the Amended and Restated Charter described above and to make certain other changes that the Company’s Board deemed appropriate for a public operating company. This summary is qualified in its entirety by reference to the text of the amended and restated by-laws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of a “Business Combination” as required by the amended and restated certificate of incorporation of the Company, as in effect immediately prior to the Closing, the Company ceased to be a shell company upon the Closing. A description of the Business Combination and the terms of the Merger Agreement are included in the Proxy Statement in the section entitled “The Business Combination and The Merger Agreement,” which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The following financial statements included in the Proxy Statement beginning on page F-2 are incorporated herein by reference:

1.	The unaudited condensed consolidated financial statements of Legacy SOC Telemed for the six months ended June 30, 2020 and 2019; and

2.	The consolidated financial statements of Legacy SOC Telemed as of and for the years ended December 31, 2019 and 2018.

(b) Pro forma financial information.

Certain pro forma financial information of the Company is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d) List of Exhibits.

Exhibit No.	Description

2.1†	Merger Agreement, dated as of July 29, 2020, by and among Healthcare Merger Corp., Sabre Merger Sub I, Inc., Sabre Merger Sub II, LLC, and Specialists On Call, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 29, 2020).

3.1	Second Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.

4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-235253), filed with the SEC on December 4, 2019).

4.2	Warrant Agreement, dated December 12, 2019, between Continental Stock Transfer & Trust Company and Healthcare Merger Corp. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 17, 2019).

10.1	Letter Agreement, dated December 12, 2019, by and among Healthcare Merger Corp., its officers, certain of its directors and HCMC Sponsor LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 17, 2019).

10.2	Sponsor Agreement, dated as of July 29, 2020, by and among Healthcare Merger Corp. and HCMC Sponsor LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 29, 2020).

10.3	Form of Subscription Agreement, dated as of July 29, 2020, by and between Healthcare Merger Corp. and certain purchasers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 29, 2020).

10.4	Subscription Agreement, dated as of October 22, 2020, by and between Healthcare Merger Corp. and Bon Secours Mercy Health, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 23, 2020).

10.5	Subscription Agreement, dated as of October 23, 2020, by and between Healthcare Merger Corp. and Carilion Clinic (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2020).

10.6	Amended and Restated Registration Rights Agreement, dated as of October 30, 2020, by and among the Company, HCMC Sponsor LLC and SOC Holdings LLC.

10.7	Investor Rights Agreement, dated as of October 30, 2020, by and among the Company and SOC Holdings LLC.

10.8#	Form of Indemnification Agreement.

10.9#	SOC Telemed, Inc. Director Compensation Policy.

10.10#	SOC Telemed, Inc. 2020 Equity Incentive Plan.

10.10.1#	Form of Stock Option Award Agreement under the SOC Telemed, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.5.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on October 9, 2020).

10.10.2#	Form of Restricted Stock Unit Award Agreement under the SOC Telemed, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.5.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on October 9, 2020).

10.11#	Specialists On Call, Inc. 2014 Equity Incentive Plan, as amended, and related form of option agreement.

10.12#	SOC Telemed, Inc. 2020 Employee Stock Purchase Plan.

10.13#	SOC Telemed, Inc. Executive Incentive Bonus Plan.

10.13	Form of Tele-Physicians Practices Administrative Support Services Agreement (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on September 24, 2020).

10.14#§	Employment Agreement between Specialists On Call, Inc. and John Kalix, dated June 24, 2020 (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on September 24, 2020).

10.15#§	Executive Employment Agreement between Specialists On Call, Inc. and Hai V. Tran, dated January 27, 2015 (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on September 24, 2020).

10.15.1#	Letter Agreement, dated as of October 23, 2020, by and between Specialists On Call, Inc., and Hai Tran (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2020).

10.16#§	Executive Employment Agreement between Specialists On Call, Inc. and Robert Jason Hallock, dated October 28, 2019 (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on September 24, 2020).

10.16.1#+	Letter Agreement, dated October 23, 2020, by and between Specialists On Call, Inc., and R. Jason Hallock, MD.

10.17#§	Employment Agreement between Specialists On Call, Inc. and Sean Banerjee, dated July 15, 2015 (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-4 (Registration No. 333-248097), filed with the SEC on September 24, 2020).

10.17.1#+	Letter Agreement, dated October 23, 2020, by and between Specialists On Call, Inc., and Sean Banerjee.

10.18#+	Amended and Restated Offer Letter, dated October 23, 2020, by and between Specialists On Call, Inc., and Eunice Kim.

16.1	Letter to the SEC from Marcum LLP, dated November 4, 2020.

21.1	List of Subsidiaries.

99.1	Press release, dated October 30, 2020.

99.2	Unaudited pro forma condensed consolidated combined financial information of the Company for the six months ended June 30, 2020, and for the year ended December 31, 2019.

†	Schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.
+	Schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.
#	Indicates a management contract or compensatory plan, contract or arrangement.
§	Portions of this exhibit have been redacted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOC Telemed, Inc.

Date: November 5, 2020	/s/ Hai Tran
	Name:	Hai Tran
	Title:	Chief Financial Officer and Chief Operating Officer